UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 7, 2007

GENTA INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

0-19635 (Commission File Number)		33-0326866 (IRS Employer Identification No.)

200 Connell Drive Berkeley Heights, NJ (Address of Principal Executive Offices)		07922 (Zip Code)

(908) 286-9800
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

   Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

   Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 7, 2007, Genta Incorporated, (the “Company”), announced that on March6, 2007 it had entered into a  Supply and Distribution Agreement (the “Agreement”) with IDIS  (“IDIS”) whereby IDIS will distribute two of the Company’s oncology products, Ganite® (gallium nitrate injection) and Genasense® (oblimersen sodium) Injection, on a “named patient” basis.  The global agreement covers  territories outside the United States.   “Named patient” distribution refers to the distribution or sale of a product to a specific healthcare professional for the treatment of an individual patient.  IDIS, a privately owned company based in the United Kingdom, will manage the named patient programs for the Company.

 The Agreement provides that the Company will supply the two products to IDIS on a consignment basis.  The Company will be paid after sales are made by IDIS, which payment shall be based off of a monthly sales report received from IDIS.  The Company will invoice IDIS based upon this monthly report which invoice shall be calculated based upon a price minus a fee credited to IDIS. The agreement also provides for distribution by IDIS of a limited amount of drug product free of charge to indigent patients.  The Company intends that a percentage of proceeds from the named patient program will be used to support the compassionate use program.  The Company has agreed to pay a nominal one time start-up fee for this program  to IDIS, and the Company will pay IDIS a termination fee in the event it terminates either or both products within the first three years.  Other financial terms of the agreement have not been disclosed.

Attached hereto and incorporated by reference herein as Exhibit 99.1 is a copy of such press release. A copy of the Agreement will be filed as an exhibit to the Company’s upcoming quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of the Company dated March 7, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED
Date:	March 8, 2007	By:	/s/ RICHARD J. MORAN
			Name:	Richard J. Moran
			Title:	Senior Vice President, Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description	Sequentially Numbered Page
99.1	Press Release of the Company dated March 7, 2007